EXHIBIT 99.3

Sun BioPharma, Inc.
Unaudited Proforma Consolidated Statement of Operations
For the Year Ended December 31, 2014

	Sun BioPharma, Inc.	Cimarron Medical, Inc.	Adjustments	Consolidated
Service revenue:
Service Revenue	$–	$148,636		$148,636
Service revenue - related party	–	1,208,359		1,208,359
Total service revenue	$–	$1,356,995		$1,356,995
Cost of services:
Cost of services	–	77,892		77,892
Cost of services - related party	–	517,260		517,260
Total cost of services	–	595,152		595,152

Gross profit	–	761,843		761,843

Operating expenses:
General and administrative costs	1,079,444	664,863		1,744,307
Research and development	2,365,764	–		2,365,764
Professional fees - related party	–	120,527		120,527
Professional fees	1,595,498	51,851		51,851

Loss from operations	(3,445,208)	(75,398)		(3,520,606)

Other income (expense):
Interest income	5,709	4,002		9,711
Interest expense	(184,056)	(35,527)		(219,583)
Other expense	(16,106)	–		(16,106)
Total other income (expense)	(194,453)	(31,525)		(225,978)

Loss before income tax benefit (expense)	(3,639,661)	(106,923)		(3,746,584)
Income tax benefit (expense)	108,459	(121)		108,338

Net loss	(3,531,202)	(107,044)		(3,638,246)
Foreign currency translation adjustment, net of taxes of $-0-	(12,847)	–		(12,847)
Comprehensive loss	$(3,544,049)	$(107,044)		$(3,651,093)

Weighted average shares outstanding – Basic and diluted	5,109,644	1,450,322	20,438,576	26,998,542

Net loss per share attributable to common stockholders – Basic and Diluted	$(0.07)	$(0.69)		$(0.14)

See notes to condensed consolidated financial statements.

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Sun BioPharma, Inc.
Unaudited Proforma Condensed Consolidated Statements of Operations and Comprehensive Loss
For the Six Month Period Ended June 30, 2015

	Sun BioPharma, Inc.	Cimarron Medical, Inc.	Adjustments	Consolidated

Service revenue:
Service Revenue	$–	$88,600		$88,600
Service revenue - related party	–	489,915		489,915
Total service revenue	–	578,515		578,515

Cost of services:
Cost of services	–	45,286		45,286
Cost of services - related party	–	242,801		242,801
Total service revenue	–	288,087		288,087
Gross profit	–	290,428		290,428

Operating expenses:
General and administrative	1,795,167	343,135		2,138,302
Professional fees	–	46,686		46,686
Professional fees - related party	–	60,000		60,000
Research and development	1,595,498	–		1,595,498
Total operating expenses	3,390,665	449,821		3,840,486
Loss from operations	(3,390,665)	(159,393)		(3,550,058)

Other income (expense):
Interest income	5,088	–		5,088
Interest expense	(78,680)	(18,374)		(97,054)
Other expense	(37,474)	–		(37,474)
Total other income (expense)	(111,066)	(18,374)		(129,440)

Loss before income tax benefit (expense)	(3,501,731)	(177,767)		(3,679,498)
Income tax benefit (expense)	95,000	(198)		94,802

Net loss	(3,406,731)	(177,965)		(3,584,696)
Foreign currency translation adjustment	(13,157)	–		(13,157)
Comprehensive loss	$(3,419,888)	$(177,965)		$(3,597,853)

Weighted average shares outstanding:
Basic and diluted	6,225,722	1,450,322	18,677,166	26,353,210
Net loss per share attributable to common stockholders:
Basic and diluted	(0.55)	(0.12)		(0.14)

See notes to condensed consolidated financial statements.

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Sun BioPharma, Inc. Unaudited Proforma Condensed Consolidated Balance Sheets

	Sun BioPharma, Inc. June 30, 2015	Cimarron Medical, Inc. June 30, 2015		Adjustments	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$1,005,026	$64,838			$1,069,864
Accounts receivable	–	12,000			12,000
Accounts receivable - related party	–	105,019			105,019
Investments	502,229	–			502,229
Prepaid expenses	21,508	3,129			24,637
Income tax receivable	103,056	–			103,056
Total current assets	1,631,819	184,986			1,816,805

Property and equipment, net	206	8,703			8,909
Other assets, net	90,616	3,033			93,649
Total assets	$1,722,641	$196,722			$1,919,363

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$730,862	$13,554			$744,416
Notes payable - related party		555,272			555,272
Total current liabilities	730,862	568,826			1,299,688

Long-term liabilities:
Convertible notes payable	2,775,000	–			2,775,000
Long-term debt	300,000	–			300,000
Accrued interest	33,184	–			33,184
Total long-term liabilities	3,108,184	–			3,108,184
Total liabilities	3,839,047	568,826			4,407,873

Commitments and contingencies	–	–			–

Stockholders’ deficit:
Common stock, $0.001 par value; 20,000,000 share authorized; 6,963,746 and 5,688,927 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	6,963	86,033	a	(84,583)	29,305
			b	(6,963)
			c	27,855
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding	–	200,119	d	(200,119)	–
Additional paid-in-capital	10,053,449	13,508,745	a	84,583	9,659,002
			b	6,963
			c	(27,855)
			d	200,119
			e	(14,167,001)
Accumulated deficit	(12,146,237)	(14,167,001)	e	14,167,001	(12,146,237)
Accumulated comprehensive loss, net	(30,580)	–			(30,580)
Total stockholders’ deficit	(2,116,406)	(372,104)			(2,488,510)
Total liabilities and stockholders’ deficit	$1,722,641	$196,722			$1,919,363

See notes to condensed consolidated financial statements.

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Note 1 - Basis of Presentation

These unaudited pro forma consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”). These unaudited pro forma consolidated financial statements do not contain all of the information required for annual financial statements. Accordingly, these unaudited pro forma consolidated financial statements should be read in conjunction with the most recent annual financial statements of Sun BioPharma, Inc., a Utah corporation formerly known as Cimarron Medical, Inc. (“Cimarron” or “Parent”).

The unaudited pro forma consolidated balance sheet and statement of operations reflects amounts as if the transaction, which is more fully described in Note 2, by and among the Company, Cimarron, Sun BioPharma, Inc. (“Company”) and SB Acquisition Corporation, a Delaware corporation (“Merger Subsidiary”), occurred on the dates specified below (“Exchange Transaction”).

The information presented in the unaudited pro forma consolidated financial statements does not purport to represent what the financial position or results of operations would have been had the acquisition occurred as of June 30, 2015, nor is it indicative of future financial position or results of operations. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined, or the future result that the consolidated entity will experience after the Exchange Transaction is consummated.

These pro forma consolidated financial statements have been compiled from and include:

a)

An unaudited proforma condensed consolidated balance sheet combining the unaudited condensed consolidated balance sheet of the Company as of June 30, 2015, with the unaudited condensed balance sheet of Cimarron as of June 30, 2015, giving the effect to the transaction as if it occurred on June 30, 2015.

b)

An unaudited proforma condensed consolidated statement of operations and comprehensive loss combining the audited statement of operations of the Company for the year ended December 31, 2014, with the audited consolidated statement of operations of Cimarron for the year ended December 31, 2014, giving effect to the transaction as if it occurred on January 1, 2014.

c)

An unaudited pro forma condensed consolidated statement of operations and comprehensive loss combining the unaudited condensed consolidated statement of operations and comprehensive loss of the Company for the six months ended June 30, 2015, with the unaudited condensed consolidated statement of operations and comprehensive loss of Cimarron for the six months ended June 30, 2015, giving effect to the transaction as if it occurred on January 1, 2015.

The unaudited pro forma consolidated financial statements have been compiled using the significant accounting policies as set forth in the audited financial statements of the Company and Cimarron as of and for the year ended December 31, 2014. The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company and Cimarron.

It is management’s opinion that these pro forma consolidated financial statements include all adjustments necessary for fair presentation, in all material respects, of the proposed transaction more fully described in Note 2 in accordance with US GAAP applied on a basis consistent with Cimarron’s accounting policies. No adjustments have been made to reflect any potential cost savings that may occur subsequent to completion of the transaction. The pro forma consolidated statement of operations does not reflect non-recurring charges or credits directly attributable to the transaction, of which none are currently anticipated.

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The unaudited pro forma consolidated financial statements are not intended to reflect the results of operations or the financial position of the Company which would have actually resulted had the proposed transaction been effected on the dates indicated. Further, the unaudited pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future. The actual pro forma adjustments will depend on a number of factors, and could result in a change to the unaudited pro forma financial statements.

As a result of the proposed transaction more fully described in Note 2, the Company will be deemed the accounting acquirer in accordance with US GAAP. Accordingly, the unaudited pro forma consolidated financial statements have been prepared taking into account this assumption.

Note 2 - Proposed Transaction

As previously reported in the current report on Form 8-K filed by the Company with the Security and Exchange Commission (“SEC”) on June 12, 2015, the Parent entered into a Merger Agreement dated June 12, 2015, (the “Merger Agreement”), with the Company, whereby the Parent granted to the Company an option to cancel 6,963746 of their own shares in exchange for every one share in the Company for four shares of the Parent totaling 27,854,984 common shares.

Under the Merger Agreement, the Parent will assume and will continue all of the Company’s equity incentive plans including the Company’s 2011 Stock Option Plan (the “2011 Plan”) and the Company’s 2015 Equity Incentive Plan. Options to purchase an aggregate of 2,059,304 shares of the Company’s Common Stock that are issued and outstanding under the 2011 Plan (collectively, the “Options”) immediately prior to the effective time of the Merger Agreement (“Merger Time”) will become options to purchase an aggregate of 8,237,216 shares of Company Common Stock, representing four (4) shares of Parent’s Common Stock for each share of Company Common Stock represented by the Options immediately prior to the Merger Time, exercisable at 25% of the price per share of each original Option, as previously adjusted in accordance with the 2011 Plan or any other agreement evidencing the Option (collectively, the “Replacement Options”). The Parent will also assume the Company’s warrants to purchase an aggregate of 637,500 shares of Company Common Stock that are issued and outstanding immediately prior to the Merger Time (collectively, the “Warrants”), which will be exchanged into warrants to purchase an aggregate of 2,550,000 shares of Company Common Stock, representing four (4) shares of Parent Common Stock for each share of Company Common Stock represented by the Warrants immediately prior to the Merger Time, exercisable at 25% of the price per share of the original Warrant, as previously adjusted in accordance with each applicable warrant agreement, with each fractional warrant share rounded up to the nearest whole share (collectively, the “Replacement Warrants”).

The Parent will also assume the Company’s convertible Promissory Notes that are convertible upon exercise into an aggregate of 616,667 shares of Company Common Stock that are issued and outstanding immediately prior to the Merger Time (collectively, the “Convertible Promissory Notes”), which will be exchanged into convertible promissory notes that are convertible upon exercise into an aggregate of 2,466,668 shares of Company Common Stock, representing four (4) shares of Parent Common Stock for each share of Company Common Stock represented by the Convertible Promissory Notes immediately prior to the Merger Time, exercisable at 25% of the price per share of the original Convertible Promissory Note, as previously adjusted in accordance with each applicable Convertible Promissory Note, with each fractional share rounded up to the nearest whole share (collectively, the “Replacement Convertible Promissory Notes”).

Pro Forma adjustments:

(a)	Conversion of Cimarron common stock with no par value to a par value of $0.001.

(b)	6,963,746 shares of equity capital of the Company canceled and extinguished as part of the Merger Agreement.

(c)	As part of the Merger Agreement, the 6,963,746 shares of equity capital of the Company are converted at a rate of 1 for 4 shares of the Company’s common stock totaling 27,854,984 shares.

(d)	As part of the Merger Agreement, retirement of 200,119 shares of Cimarron preferred stock.

(e)	Elimination of Cimarron accumulated deficit, net during to additional paid in capital.

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